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                                                                   EXHIBIT 10.32



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                           LOAN AND SECURITY AGREEMENT

                             EPOCH BIOSCIENCES, INC.


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        This LOAN AND SECURITY AGREEMENT dated as of the Effective Date, between
SILICON VALLEY BANK ("Bank"), a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 4110 Carillon Point, Kirkland, Washington 98033, with a telefacsimile number of (425) 827-6404 and EPOCH BIOSCIENCES, INC. ("Borrower"), whose address is 21720 23rd Drive S.E., Suite 150, Bothell, Washington 98021, with a telefacsimile number of (425) 482-5550 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1       ACCOUNTING AND OTHER TERM

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2       LOAN AND TERMS OF PAYMENT

2.1     PROMISE TO PAY.

        Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1   REVOLVING ADVANCES.

        (a) Bank will make Advances not exceeding (i) the lesser of (a) the Committed Revolving Line or (b) the Borrowing Base, minus (ii) all amounts utilized for Cash Management Services, the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

        (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

        (c) The Committed Revolving Line terminates on August 31, 2004 (the "Revolving Maturity Date"), when all Advances are immediately payable.

        (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse



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deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2   LETTERS OF CREDIT SUBLIMIT.

        Bank will issue or have issued Letters of Credit for Borrower's account not exceeding an amount equal to (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, all amounts utilized for Cash Management Services, and the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus all amounts utilized for Cash Management Services, plus the FX Reserve may not exceed $100,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3   FOREIGN EXCHANGE SUBLIMIT.

        If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $100,000 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. The FX Reserve plus the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus all amounts utilized for Cash Management Services may not exceed $100,000. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4   CASH MANAGEMENT SERVICES SUBLIMIT.

        Borrower may use up to $100,000 of the Committed Revolving Line for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). Such aggregate amounts utilized for Cash Management Services will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances. The total amount outstanding for Cash Management Services plus the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus the FX Reserve may not exceed $100,000.

2.1.5   EQUIPMENT ADVANCES.

        (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to June 30, 2003 (the "Equipment Availability



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End Date"), equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Committed Equipment Line. The initial Equipment Advance must be borrowed on or before September 30, 2002. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within 90 days of the Equipment Advance; provided that the initial Equipment Advance may be used to reimburse Borrower for the purchase of Eligible Equipment purchased on or after January 1, 2002. Each Equipment Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank's obligation to lend under this
Section 2.1.5 shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Equipment Availability End Date. For purposes of this Section, the minimum amount of each Equipment Advance is $150,000.

        (b) To obtain an Equipment Advance, Borrower will deliver to Bank a completed Payment/Advance Form attached as Exhibit B signed by a Responsible Officer or his or her designee, copies of invoices for the Equipment to be financed with the proceeds of the Equipment Advance, and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the "Funding Date"). If Borrower satisfies the conditions of each Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed 100% of the original cost to Borrower of the Eligible Equipment. Soft Costs may not exceed 35% of the aggregate Equipment Advances through and including such Funding Date.

        (c) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2     OVERADVANCES.

        If Borrower's Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess. If Borrower's Obligations under Section 2.1.2, 2.1.3 and 2.1.4 exceed $100,000, Borrower must immediately pay Bank the excess.

2.3     INTEREST RATE, PAYMENTS.

2.3.1   REVOLVING ADVANCES.

        (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of 0.50 percentage point(s) above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.



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        (b) Payments. Interest due on the Committed Revolving Line is payable on the 1st of each month. On the Revolving Maturity Date, Borrower will pay all unpaid principal, accrued interest and all other amounts due with respect to the Committed Revolving Line. Bank may debit any of Borrower's deposit accounts including Account Number [________________] for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3.2   EQUIPMENT ADVANCES

        (a) Interest Rate. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.50 percentage point(s) above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

        (b) Payments. Each Equipment Advance is payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the 1st of each month following such Equipment Advance and continuing until the Equipment Maturity Date, when Borrower will pay all unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance. Bank may debit any of Borrower's deposit accounts including Account Number [________________] for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue. Borrower may prepay the whole or any part of any Equipment Advance without prepayment charges. All prepayments shall be applied first to accrued interest on the Equipment Advances and then to the outstanding principal balance of the Equipment Advances in the inverse order of maturity.

2.4     FEES.

        Borrower will pay:

        (a) Facility Fee for the Committed Revolving Line. A fully earned, non-refundable facility fee for the Committed Revolving Line of $1875, which shall be paid in two equal payments of $937.50. The first payment is due on the Closing Date and the second payment is due at such time as Borrower's Obligations under the Committed Revolving Line equals or exceeds $375,000.

        (b) Facility Fee for the Committed Equipment Line. A fully earned, non-refundable facility fee for the Committed Equipment Line of $5,000, which shall be due on the Closing Date.



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        (c) Pre-Funding Exam Fee. All expenses arising out of the initial examination of Borrower's Accounts and the initial audit of Borrower's
Collateral.

        (d) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3       CONDITIONS OF LOANS

3.1     CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

        Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires. Bank's obligation to make the initial Advance is further subject to Bank's examination and approval of Borrower's Eligible Accounts and Borrower's Collateral, as determined by the pre-funding examination and audit.

3.2     CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

        Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

        (a) timely receipt of any Payment/Advance Form for each Credit Extension; and

        (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

4       CREATION OF SECURITY INTEREST

4.1     GRANT OF SECURITY INTEREST.

        Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

        Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

5       REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:



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5.1     DUE ORGANIZATION AND AUTHORIZATION.

        Borrower and each Subsidiary is duly existing and in valid existence and/or good standing in its state of formation and qualified and licensed to do business in, and in valid existence and/or good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2     COLLATERAL.

        Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no other deposit accounts, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property which it owns. Borrower is the licensee of certain other Intellectual Property material to its operations and is not in default under any such licenses. In the ordinary course of Borrower's business, Borrower has granted field-limited, exclusive licenses to certain of its Intellectual Property and non-exclusive licenses to customers and marketing partners. To the knowledge of Borrower, each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made in writing that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3     LITIGATION.

        Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.



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5.4     NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

        All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5     SOLVENCY.

        The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6     REGULATORY COMPLIANCE.

        Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7     SUBSIDIARIES.

        Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8     FULL DISCLOSURE.

        No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results).



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6       AFFIRMATIVE COVENANTS

        Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1     GOVERNMENT COMPLIANCE.

        Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

        Borrower will deliver to Bank: (i) as soon as available, but no later than 20 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) within 10 Business Days of filing, copies of all statements, reports and notices made available to Borrower's security holders and all reports on Form 10-K, 10-Q, and 8-K filed with the Securities and Exchange Commission;
(iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

        (b) Within 20 days after the last day of each month during which any Advance has been outstanding, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

        (c) Within 20 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

        (d) Within 20 days after the last day of each month during which any Advance has been outstanding, Borrower will deliver to Bank Borrower's monthly investment and deposit account statements.

        (e) Within 20 days after the last day of each month during which any Advance has been outstanding, Borrower will deliver to Bank a copy of Borrower's Deferred Revenue general ledger report.



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        (f) Borrower will allow Bank to audit Borrower's Collateral at
Borrower's expense. The initial audit will be conducted prior to the Closing Date, and audits thereafter will be conducted no more often than every 12 months; provided, that if an Event of Default has occurred audits may be conducted from time to time in Bank's discretion without notice to Borrower.

6.3     INVENTORY; RETURNS.

        Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4     TAXES.

        Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5     INSURANCE.

        Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6     PRIMARY ACCOUNTS.

        Borrower will maintain its primary banking relationship with Bank, which relationship shall include Borrower maintaining (a) operating account balances at or through Bank representing at least 100% of all operating account balances of Borrower at any financial institution and (a) investment account balances at or through Bank representing at least 50% of all investment account balances of Borrower at any financial institution. In addition to the foregoing requirements, Borrower shall deposit in accounts at or through Bank, at least 75% of the net cash proceeds of equity financings of Borrower after the Closing Date. After such deposit, Borrower shall be free to use such proceeds, subject to the other conditions of the Loan Documents, excluding transfers to other financial institutions as long as loan is outstanding.

6.7     FINANCIAL COVENANTS.

        Borrower will maintain as of the last day of each month:



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                (a) QUICK RATIO (ADJUSTED). A Quick Ratio (Adjusted) of at least
1.30 to 1.00.

                (b) TANGIBLE NET WORTH. A Tangible Net Worth of at least $1,500,000.

6.8     REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

        As deemed necessary by its Board of Directors (or a committee of directors or management designated by its Board of Directors), Borrower will (i) register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party, and (ii) protect, defend and maintain the validity and enforceability of the Intellectual Property.

        Borrower will (i) promptly advise Bank in writing of material infringements of the Intellectual Property and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9     FURTHER ASSURANCES.

        Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7       NEGATIVE COVENANTS

        Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1     DISPOSITIONS.

        Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive and exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries, subject to Section 2 of the Negative Pledge, in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2     CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

        Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto (which includes diagnostic uses of its products and technology) or have a material change in (a) its ownership of greater than 25% (other than by the sale of Borrower's equity securities in transactions through a recognized national exchange, in a secondary public offering or private offering to venture capital investors, strategic investors, or institutional investors, so long as no single institutional investor purchases more than 20% of



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Borrower's equity securities and Borrower identifies any such investors prior to the closing of the investment); or (b) the composition of its senior management of greater than 50% in any month. Borrower will not, without at least 30 days prior written notice, change its state of incorporation (by merger or otherwise) or relocate its chief executive office or add any new offices or business locations in which Borrower maintains or stores over $5,000 in Borrower's assets or property. Borrower shall not maintain any material amount of the Collateral at sites other than those listed on the Schedule, unless it provides Bank at least 30 days notice thereof.

7.3     MERGERS OR ACQUISITIONS.

        Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower. Borrower shall not reincorporate, or permit any of its Subsidiaries to reincorporate.

7.4     INDEBTEDNESS.

        Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5     ENCUMBRANCE; NEGATIVE PLEDGE.

        (a) Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens; or

        (b) Permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens; or

        (c) Enter into an agreement with any Person (other than Bank) to agree not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its property, except with respect to property subject to purchase money security interests.

        (d) Notwithstanding the foregoing, Borrower may license rights to the Intellectual Property subject to Section 2 of the Negative Pledge.

7.6     DISTRIBUTIONS; INVESTMENTS.

        Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.



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7.7     TRANSACTIONS WITH AFFILIATES.

        Except as set forth in the Schedule, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8     SUBORDINATED DEBT.

        Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9     COMPLIANCE.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8       EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

8.1     PAYMENT DEFAULT.

        If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2     COVENANT DEFAULT.

        (a) If Borrower fails to perform any obligation under Sections 6.2 or
6.7 or 6.8 or violates any of the covenants contained in Article 7 of this Agreement; or

        (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and



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within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period).

8.3     MATERIAL ADVERSE CHANGE.

        If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

8.4     ATTACHMENT.

        If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5     INSOLVENCY.

        If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6     OTHER AGREEMENTS.

        If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7     JUDGMENTS.

        If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is not satisfied or stayed prior to the end of the applicable period when an appeal of such judgment must be filed under applicable law or at any time thereafter (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8     MISREPRESENTATIONS.

        If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or



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8.9     GUARANTY.

        Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9       BANK'S RIGHTS AND REMEDIES

9.1     RIGHTS AND REMEDIES.

        When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

        (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

        (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

        (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

        (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

        (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

        (g) Dispose of the Collateral according to the Code.



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9.2     POWER OF ATTORNEY.

        Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3     ACCOUNTS COLLECTION.

        When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4     BANK EXPENSES.

        If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5     BANK'S LIABILITY FOR COLLATERAL.

        If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6     REMEDIES CUMULATIVE.

        Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.



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

9.7     DEMAND WAIVER.

        Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10      NOTICES

        All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        Washington law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in King County, Washington.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12      GENERAL PROVISIONS

12.1    SUCCESSORS AND ASSIGNS.

        This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2    INDEMNIFICATION.

        Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.



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12.3    TIME OF ESSENCE.

        Time is of the essence for the performance of all obligations in this Agreement.

12.4    SEVERABILITY OF PROVISION.

        Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5    AMENDMENTS IN WRITING, INTEGRATION.

        All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6    COUNTERPARTS.

        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7    SURVIVAL.

        All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8    CONFIDENTIALITY.

        In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9    ATTORNEYS' FEES, COSTS AND EXPENSES.

        In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees



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and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13      DEFINITIONS

        In this Agreement:

        "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

        "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "BORROWING BASE" is 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

        "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

        "CASH MANAGEMENT SERVICES" are defined in Section 2.1.4.

        "CLOSING DATE" is the Effective Date of this Agreement.

        "CODE" is the Uniform Commercial Code, as applicable.

        "COLLATERAL" is the property described on Exhibit A.

        "COMMITTED EQUIPMENT LINE" means Equipment Advances up to an aggregate of $2,500,000.



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        "COMMITTED REVOLVING LINE" means Advances up to an aggregate outstanding amount of $750,000.

        "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

        "CREDIT EXTENSION" is each Advance, Equipment Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

        "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

        "DEFERRED REVENUE" is all amounts received in advance (and not yet recognized as revenue) for license fees, product purchases and contract research.

        "EFFECTIVE DATE" is the date Bank executes this Agreement.

        "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may after inquiry and consultation with Borrower change eligibility standards by giving Borrower 30 days prior notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

        (a) Accounts that the account debtor has not paid within 90 days of invoice date;

        (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

        (c) Credit balances over 90 days from invoice date;

        (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;



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        (e) Accounts for which the account debtor does not have its principal place of business in the United States unless the Bank approves in writing;

        (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality, excluding however, universities, colleges and other academic or research institutions that are public or otherwise affiliated with a government entity;

        (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

        (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

        (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

        (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

        (k) Accounts for which Bank reasonably determines after inquiry and consultation with Borrower collection to be doubtful.

        "ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, manufacturing, production, test and laboratory equipment, and furnishings located in the United States and (b) Soft Costs (subject to the limitation set forth in Section 2.1.5). Notwithstanding the foregoing, "Eligible Equipment" shall not include any equipment unless and until Bank holds a first, valid, binding, perfected security interest in any such equipment.

        "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "EQUIPMENT ADVANCE" is defined in Section 2.1.5.

        "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.5.

        "EQUIPMENT MATURITY DATE" is, with respect to each Equipment Advance, the earlier of (a) the last day of the Repayment Period for such Equipment Advance, (b) the date of acceleration of such Equipment Advance by Bank following an Event of Default, or (c) June 30, 2006.

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.



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        "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

        "FX FORWARD CONTRACT" is defined in Section 2.1.3.

        "FX RESERVE " is defined in Section 2.1.3.

        "GAAP" is generally accepted accounting principles.

        "GUARANTOR" is any present or future guarantor of the Obligations.

        "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INTELLECTUAL PROPERTY" is:

        (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

        (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

        (c) All design rights which may be available to Borrower now or later created, acquired or held;

        (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

        All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.



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

        "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LETTERS OF CREDIT" are those certain instruments issued by Bank to a third person on behalf of Borrower guaranteeing the payment of Borrower's drafts up to a stated amount for a stated period.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "MATERIAL ADVERSE CHANGE" is described in Section 8.3.

        "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

        "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "PERMITTED INDEBTEDNESS" is:

        (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

        (b) Indebtedness existing on the Closing Date and shown on the Schedule;

        (c) Subordinated Debt;

        (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

        (e) Indebtedness secured by Permitted Liens.

        "PERMITTED INVESTMENTS" are:

        (a) Investments shown on the Schedule and existing on the Closing Date; and

        (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition,



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

(ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

        "PERMITTED LIENS" are:

        (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

        (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

        (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

        (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

        (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

        (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed trade accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

        "QUICK RATIO (ADJUSTED)" means a ratio of (a) Quick Assets to (b) Current Liabilities, plus, without duplication, Borrower's outstanding Obligations, minus Deferred Revenue.

        "REPAYMENT PERIOD" as to the Equipment Advances, is 36 months.



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

        "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

        "REVOLVING MATURITY DATE" is defined in Section 2.1.1.

        "SCHEDULE" is any attached schedule of exceptions.

        "SOFT COSTS" means leasehold improvements, intangible property such as computer software and software licenses, internally developed software, equipment specifically designed or manufactured for borrower, other intangible property, fixed assets located in foreign countries, limited use property and other similar property, and taxes, shipping charges, training and installation expenses related to the Eligible Equipment.

        "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

        "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

        "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

        "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.



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                                                                [Execution Copy]

IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be duly executed by the respective, duly authorized signatories as of the date written below.

BORROWER:

EPOCH BIOSCIENCES, INC.


By: /s/ Bert W. Hogue,
    ------------------------
    Name:  Bert W. Hogue
           -----------------
    Title: V.P. & C.F.O.
           -----------------

Date executed by Borrower:    September 16, 2002

BANK:

SILICON VALLEY BANK


By: /s/ John T. Flemming
    ------------------------
     Name: John T. Flemming
           -----------------
     Title: Vice President
           -----------------

Date executed by Bank:        September 17, 2002 (the "Effective Date")



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

                                    EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following whether owned now or hereafter arising:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising rights to payment of any kind, including accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.



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

        Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the "Intellectual Property"), except that the Collateral shall include the proceeds of all the Intellectual Property including proceeds from the sale, licensing or other disposition of the Intellectual Property and proceeds that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment and, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such proceeds, including accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

        Borrower and Bank are parties to that certain Negative Pledge Agreement, whereby Borrower, in connection with Bank's loan or loans to Borrower, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, without Bank's prior written consent.



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